Exhibit 24

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that the undersigned directors and officers of Bancorp Connecticut, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby constitute and appoint Robert D. Morton and Phillip J. Mucha, their true and lawful attorneys and agents to do any and all acts and things and execute any and all instruments and documents which said attorneys and agents, or any of them, may deem necessary or advisable or may be required to enable the Corporation to comply with the Securities Exchange Act of 1934, as amended, and any rules, regulations or requirements of the Securities and Exchange Commission in respect thereof, in connection with the preparation and filing as required by said Act of the Corporation's 1999 Annual Report to Shareholders, Annual Report on Form 10-K for the year ended December 31, 1999 (the "10-K"), and Proxy Statement and Proxy Card to be issued in connection with the Corporation's 2000 Annual Meeting; including specifically, but without limiting the generality of the foregoing, power and authority to sign the names of the undersigned directors and officers thereof in the capacities indicated below to the 10-K and all amendments and supplements thereto, or any other appropriate form about to be or heretofore or hereafter filed with the Securities and Exchange Commission in respect of said Annual Report to Shareholders, 10-K, Proxy Statement, Proxy Card or Annual
Meeting and all instruments or documents filed as a part thereof or in connection therewith; and each of the undersigned hereby ratifies and confirms all that said attorneys, agents, or any of them, shall do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, each of the undersigned has subscribed these presents as of March 15, 2000.

SIGNATURE                       TITLE                           DATE

/s/ Robert D. Morton            President and Director          March 15, 2000
--------------------------      (Principal Executive Officer)
Robert D. Morton


/s/ Phillip J. Mucha            Chief Financial Officer and     March 15, 2000
----------------------------    Treasurer/Secretary
Phillip J. Mucha                (Chief Financial and
                                Accounting Officer)


/s/ Norbert H. Beauchemin       Director                        March 15, 2000
--------------------------
Norbert H. Beauchemin

/s/ Walter J. Hushak            Director                        March 15, 2000
--------------------------
Walter J. Hushak

/s/ Michael J. Karabin          Director                        March 15, 2000
--------------------------
Michael J. Karabin

/s/ David P. Kelley             Director                        March 15, 2000
--------------------------
David P. Kelley

/s/ Frederick E. Kuhr           Director                        March 15, 2000
--------------------------
Frederick E. Kuhr

/s/ Joseph J. Laporte           Director                        March 15, 2000
--------------------------
Joseph J. LaPorte

                                Director
--------------------------
Ralph G. Mann


/s/ Andrew J. Meade             Director                        March 15, 2000
--------------------------
Andrew J. Meade

/s/ Frank R. Miller             Director                        March 15, 2000
--------------------------
Frank R. Miller

/s/ Anthony S. Pizzitola        Director                        March 15, 2000
------------------------
Anthony S. Pizzitola

/s/ Dennis J. Stanek            Director                        March 15, 2000
--------------------------
Dennis J. Stanek